United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2024

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into Material Definitive Agreement

Phoenix Motor Inc. (the “Company”) entered into a Securities Purchase Agreement dated February 7, 2024 (the “Purchase Agreement”) with certain accredited investors (the “Investors”), to issue and sell in a registered direct offering (the “RD Offering”) an aggregate of 1,415,929 shares of the Company’s common stock, par value $0.0004 per share (the “Common Stock”). The Purchase Agreement also provides that the Company will issue to the Investors warrants (the “Warrants”) to purchase up to 1,415,929 shares of Common Stock (the “Warrant Shares”) in a concurrent private placement (the “Private Offering” and, together with the RD Offering, the “Offering”). The Common Stock and accompanying Warrants were offered at a combined offering price of $1.13.

The Warrants have an initial exercise price of $2.00 per share, are exercisable at any time on or after the date of issuance and will expire on the fifth anniversary of the date on which the Warrants were issued. The Warrants and the Warrant Shares issuable upon the exercise of such Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Company has agreed to file a registration statement (the “Resale Registration Statement”) on Form S-1 or Form S-3 to register the resale of the Warrant Shares and to use its commercially reasonable efforts to obtain effectiveness of the Resale Registration Statement within 45 days (or 90 days in the event the Securities and Exchange Commission (the “SEC”) elects to review the Resale Registration Statement) following the filing date of the Resale Registration Statement.

The proceeds from the Offering were approximately $1.6 million, before offering expenses. The Company intends to use the net proceeds received from the Offering for acquisitions and general working capital. The Common Stock was offered and sold pursuant to a prospectus, which was declared effective on July 26, 2023, and a prospectus supplement, filed with the SEC on February 8, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-273253). A copy of the opinion of Loeb & Loeb LLP relating to the legality of the Common Stock offered by the Company in the RD Offering is attached as Exhibit 5.1 hereto. The Offering closed on February 9, 2024.

The foregoing summaries of the terms and conditions of the Purchase Agreement and the Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the form of Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and risks and uncertainties inherent in the Company’s business; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K related to the Private Offering and the issuance of the Warrants and the Warrant Shares are incorporated by reference into this Item 3.02. The Warrants and the Warrant Shares described in this Current Report on Form 8-K have not been registered under the Securities Act, and were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01. Other Events

On February 8, 2024, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
4.1	Form of Warrant
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release dated February 8, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2024		PHOENIX MOTOR INC.

	By:	/s/ Chris Wang
	Name:	Chris Wang
	Title:	Chief Financial Officer

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